Exhibit 99.1

FOR IMMEDIATE RELEASE CONTACT: Hilary Ginsberg (212) 822-0767	NYSE: AMTG

APOLLO RESIDENTIAL MORTGAGE, INC. REPORTS

FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

New York, NY, February 18, 2015 - Apollo Residential Mortgage, Inc. (the “Company”) (NYSE: AMTG) today reported financial results for the quarter and full year ended December 31, 2014.

Fourth Quarter 2014 Financial Highlights

•	Net income allocable to common stock and participating securities of $9.8 million, or $0.30 per basic and diluted share of common stock comprised of:

•	Operating earnings(1) of $0.53 per share of common stock;

•	Realized net gains of $0.19 per share of common stock; and

•	Unrealized net losses of $(0.42) per share of common stock

•	Declared a $0.45 dividend per share of common stock for the quarter, the third consecutive quarter of a common stock dividend increase resulting in a 12.5% total increase in dividends per share of common stock during the course of 2014

Full Year 2014 Financial Highlights

•	Net income allocable to common stock and participating securities of $82.3 million, or $2.55 per basic and diluted share of common stock comprised of:

•	Operating earnings(1) of $2.09 per share of common stock;

•	Realized net losses of $(1.18) per share of common stock; and

•	Unrealized net gains of $1.66 per share of common stock

•	Declared aggregate dividends of $1.71 per share of common stock for 2014

Other Highlights at December 31, 2014

•	Book value per share of common stock of $19.12 at December 31, 2014, as compared to book value per share of common stock of $19.27 at September 30, 2014;

•	$3.8 billion residential mortgage backed securities (“RMBS”) portfolio consisted of Agency RMBS with an estimated fair value of $2.3 billion and non-Agency RMBS with an estimated fair value of $1.5 billion;

•	RMBS, securitized mortgage loans and other credit investment portfolio had a 2.6% effective net interest rate spread and a 15.3% effective levered asset yield at December 31, 2014(1);

•	Quarter-end leverage multiple of 4.4x;

•	$28.6 million outstanding on warehouse line receivable, $9.6 million of legal title to real estate subject to bond-for-title contracts (“BFT Contracts”) and $2.3 million of mortgage loans outstanding associated with the Seller Financing
Program(2) at December 31, 2014;

•	Invested a total of $40 million into other credit-focused assets, including a pool of residential mortgage loans and small-balance commercial mortgage backed securities (“SBC-MBS”).

(1)	Reflects a “non-GAAP” financial measure (i.e., a measure that is not calculated in accordance with U.S. Generally Accepted Accounting Principles). See “Reconciliations of Non-GAAP Financial Measures” in this press release.
(2)	The “Seller Financing Program” refers to the initiative whereby the Company provides funding through a warehouse line to a third-party to finance the acquisition and improvement of single-family homes. Once the homes are improved, they are marketed for sale, with the seller providing financing to the buyer in the form of a mortgage loan or a BFT Contract. The mortgage loans and BFT Contracts may be purchased by the Company or by an unrelated third party from the counterparty, at which time the associated balance on the warehouse line is repaid.

“We are very proud of AMTG’s operating and financial performance in 2014 and we believe our diligent asset selection has resulted in a diversified, well-constructed residential mortgage investment portfolio. Importantly, AMTG delivered a total economic return of 14.1%(1) in 2014 and the Company’s dividends per share of common stock increased 12.5% over the course of the year,” said Michael Commaroto, Chief Executive Officer of the Company. “Throughout 2014, AMTG continued to increase the Company’s equity allocation towards credit-focused investments and established the Seller Financing Program to broaden AMTG’s credit footprint. We believe AMTG’s investment portfolio is well positioned for the changing macro-environment, and we continue to pro-actively optimize AMTG’s investment mix to seek to generate attractive, risk-adjusted returns for our stockholders.”

(1)	Economic return is calculated as the incremental increase in book value per share of common stock from December 31, 2013 to December 31, 2014, plus the $1.71 of dividends per share of common stock declared in 2014.

Portfolio Summary (Table 1)

The following table sets forth additional detail regarding the Company’s RMBS, other investment securities, securitized mortgage loans and mortgage loans portfolio as of December 31, 2014:

	Principal Balance	Unamortized Premium/ (Discount), Net(1)	Amortized Cost (2)	Estimated Fair Value	Unrealized Gain/ (Loss), net	Weighted Average Coupon	Estimated Weighted Average Yield (3)
($ amounts in thousands)
Agency pass-through RMBS 30-Year Mortgages:
ARM-RMBS	$98,079	$7,196	$105,275	$105,122	$(153)	2.36%	1.14%
3.5% coupon	495,214	20,245	515,459	515,628	169	3.50%	2.87%
4.0% coupon	1,173,972	82,353	1,256,325	1,256,724	399	4.00%	2.86%
4.5% coupon	336,353	25,863	362,216	366,472	4,256	4.50%	2.83%

	2,103,618	135,657	2,239,275	2,243,946	4,671	3.89%	2.78%

Agency Inverse Floater(4)	1,359	3,590	4,949	5,094	145	81.76%	11.82%

Agency IO (5)	—	—	11,948	11,941	(7)	2.24%	7.24%

Agency Inverse IO(5)	—	—	26,489	26,542	53	6.30%	8.69%

Total Agency securities	2,104,977	139,247	2,282,661	2,287,523	4,862	3.93%	2.87%

Non-Agency RMBS	1,682,858	(289,345)	1,393,513	1,468,109	74,596	1.46%	5.86%

Total RMBS	$3,787,835	$(150,098)	$3,676,174	$3,755,632	$79,458	2.91%	4.00%

Securitized Mortgage Loans	$140,285	$(44,699)	$95,586	$104,438	$8,852	5.87%	7.81%

Other Investment Securities	$37,218	$(3,230)	$33,988	$34,228	$240	1.62%	4.91%

Mortgage Loans	$17,645	$(3,516)	$14,129	$14,120	$(9)	5.68%	7.67%

Total	$3,982,983	$(201,543)	$3,819,877	$3,908,418	$88,541	3.01%	4.12%

(1)	A portion of the purchase discount on non-Agency RMBS is not expected to be recognized as interest income, and is instead viewed as a credit discount. At December 31, 2014, the Company’s non-Agency RMBS had gross discounts of $289,955, which included credit discounts of $76,914 and other-than-temporary impairments (“OTTI”) of $18,590. At December 31, 2014, the Company’s SBC-MBS had gross discounts of $3,268, which included credit discounts of $254 and OTTI of $109.
(2)	Amortized cost is reduced by allowances for loan losses on the Company’s securitized mortgage loans and unrealized losses that are classified as OTTI on the Company’s investment securities. The Company recognized OTTI of $11,652 on RMBS and $109 on other investment securities and recognized a provision for loan losses of $3,218 on securitized mortgage loans for the year ended December 31, 2014.
(3)	The estimated weighted average yield at the date presented incorporates estimates for future prepayment assumptions and forward interest rate assumptions on all RMBS and loss assumptions on non-Agency RMBS.
(4)	The Company’s Agency Inverse Floater bonds are comprised of securities that have a floating interest rate with coupons that reset periodically based on an index and which coupon varies inversely with changes in the index, which index is typically the one-month London Interbank Offer Rate (“LIBOR”).
(5)	Agency IO and Agency Inverse IO are interest only (“IO”) and inverse IO securities, respectively, that receive some or all of the interest payments, but no principal payments, made on a related series of Agency RMBS, based on a notional principal balance. The notional principal balance is used solely to determine interest distributions on interest-only classes of securities. At December 31, 2014, the Company’s Agency IO had a notional balance of $133,924 and the Company’s Agency Inverse IO had a notional balance of $138,293.

As of December 31, 2014, the average cost basis of the Company’s Agency RMBS pass-through portfolio was 106.4% of par value and the average cost basis of the Company’s non-Agency RMBS portfolio was 82.8% of par value.

The Agency RMBS pass-through portfolio experienced prepayments at an average one month constant prepayment rate (“CPR”) for the quarter ended December 31, 2014 of 6.7%. Including Agency IOs, Agency Inverse IOs and Agency Inverse Floaters, the Agency RMBS portfolio experienced prepayments at an average one month CPR of 6.8% for the quarter ended December 31, 2014.

Other Investments (Table 2)

The following table sets forth the Company’s other investments at December 31, 2014:

($ amounts in thousands)	Amortized Cost
Warehouse line receivable	$28,639
Legal title to real estate subject to BFT Contracts(1)	9,616
Mortgage loans purchased through Seller Financing Program	2,306

Total Other Investments	$40,561

(1)	Reflects legal title to real estate subject to BFT Contracts at December 31, 2014, which had an aggregate principal balance of $9,655 with a weighted average interest rate of 8.9%.

Portfolio Financing

At December 31, 2014, the Company had master repurchase agreements with 25 counterparties and had outstanding repurchase borrowings with 20 counterparties totaling approximately $3.4 billion.

(Table 3)

The following table sets forth the Company’s borrowings at December 31, 2014:

($ amounts in thousands)	Balance	Weighted Average Contractual Borrowing Rate	Weighted Average Remaining Maturity (days)
Securities Financed:
Agency RMBS	$2,205,082	0.34%	16
Non-Agency RMBS(1)	1,159,698	1.95	160
Other investment securities	28,805	1.74	13
Mortgage loans	8,742	2.79	120

Total	$3,402,327	0.91%	65

(1)	Includes $33,153 of repurchase borrowings collateralized by $47,786 of non-Agency RMBS that were eliminated from the Company’s consolidated balance sheet in consolidation with the variable interest entity associated with the Company’s securitization transaction.

(Table 4)

The Company’s derivative instruments consisted of the following at December 31, 2014:

($ amounts in thousands)	Notional Amount	Estimated Fair Value
Swaps – assets	$957,000	$9,543
Swaptions – assets	1,250,000	1,555
Swaps – (liabilities)	730,000	(8,949)
Long TBA Contracts – assets(1)	100,000	544

Total derivative instruments	$3,037,000	$2,693

(1)	Long TBA Contracts are to-be-announced contracts for which the Company is required to buy certain Agency RMBS on a forward basis. The Company’s one Long TBA Contract settled on January 14, 2015, resulting in a realized gain of approximately $1.5 million.

(Table 5)

The following table summarizes the average fixed-pay rate and average maturity for the Company’s Swaps at December 31, 2014:

Term to Maturity ($ amounts in thousands)	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
More than one year up to and including three years	$920,000	1.07%	2.4
More than three years up to and including five years	189,000	1.02%	3.2
More than 5 years	578,000	2.13%	7.9

Total	$1,687,000	1.43%	4.4

(Table 6)

At December 31, 2014, the Company’s Swaptions had an aggregate notional amount of $1.25 billion. The following table presents information about the Company’s Swaptions at December 31, 2014:

($ amounts in thousands)	Option		Underlying Swap
Fixed-Pay Rate for Underlying Swap	Fair Value	Weighted Average Months Until Option Expiration	Notional Amount	Swap Term (Years)	Weighted Average Fixed-Pay Rate
2.50 – 3.00%	$139	5	$160,000	5.0	2.77%
3.00 – 3.50%	1,347	10	265,000	10.0	3.31
3.50 – 4.00%	69	3	825,000	10.0	3.75

	$1,555	5	$1,250,000	9.4	3.53%

Estimated Taxable Income

The Company’s taxable income may vary significantly on a quarterly basis. Estimated taxable income for the year ended December 31, 2014 was $1.66 per share of common stock, or $0.43 lower than the Company’s operating earnings per share of common stock. This difference primarily reflects estimated tax to GAAP timing differences associated with discount accretion on certain non-Agency RMBS. These fluctuations primarily are attributable to changes in cash flows on the Company’s locked-out non-Agency RMBS, which impacts the timing of market discount the Company recognizes for tax purposes on such securities. Certain locked-out bonds may move from being locked-out to current pay, and vice-versa, depending on the performance of the underlying collateral and the associated triggers specified in the securitization structure.

Book Value

The Company’s book value per share of common stock at December 31, 2014 was $19.12 as compared to book value per share of common stock of $19.27 at September 30, 2014.

Teleconference and Website Presentation Details:

The Company will be hosting a conference call to discuss its financial results on Thursday, February 19, 2015 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s fourth quarter and full year 2014 earnings teleconference call should dial from the U.S., (877) 445-0818, or from outside the U.S., (724) 498-0351, shortly before 10:00 a.m. and reference the Apollo Residential Mortgage, Inc. Teleconference Call (number 77746030). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Thursday, February 19, 2015, and ending at midnight on Thursday, February 26, 2015. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 77746030.

Webcast:

The conference call will also be available on the Company’s website at www.apolloresidentialmortgage.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloresidentialmortgage.com.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc. is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. The Company is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $160 billion of assets under management at December 31, 2014.

Additional information can be found on the Company’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe”, “expect”, “anticipate”, “estimate”, “plan”, “continue”, “intend”, “should”, “may”, or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company’s industry, interest rates, real estate values, the debt securities markets, the U.S. housing market or the general economy or the demand for residential mortgage loans; the Company’s business and investment strategy; the Company’s operating results and potential asset performance; availability of opportunities to acquire Agency RMBS, non-Agency RMBS, residential mortgage loans and other residential mortgage assets or other real estate related assets; changes in the prepayment rates on the mortgage loans securing the Company’s RMBS management’s assumptions regarding default rates on the mortgage loans securing the Company’s non-Agency RMBS; the Company’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowing; the Company’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by the Company to accrete the market discount on non-Agency RMBS, realized losses and changes in the composition of the Company’s Agency RMBS and non-Agency RMBS portfolios that may occur during the applicable tax period, including gain or loss on any RMBS disposals; expected leverage; general volatility of the securities markets in which the Company participates; the Company’s expected portfolio and scope of the Company’s target assets; the Company’s expected investment and underwriting process; interest rate mismatches between the Company’s target assets and any borrowings used to fund such assets; changes in interest rates and the market value of the Company’s target assets; rates of default or decreased recovery rates on the Company’s assets; the degree to which the Company’s hedging strategies may or may not protect the Company from interest rate volatility and the effects of hedging instruments on the Company’s assets; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters affecting the Company’s business; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of the Company’s board of directors and will depend on, among other things, the Company’s taxable income, the Company’s financial results and overall financial condition and liquidity; maintenance of the Company’s qualification as a real estate investment trust for U.S. Federal income tax purposes and such other factors as the Company’s board of directors deems relevant; the Company’s ability to maintain its exclusion from registration as an investment company under the Investment Company Act of 1940, as amended; availability of qualified personnel through ARM Manager, LLC; and the Company’s understanding of its competition. For a further list and description of such risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Residential Mortgage, Inc. and Subsidiaries Consolidated Balance Sheets

(in thousands – except share and per share data)

	December 31, 2014	December 31, 2013
Assets:
Cash and cash equivalents	$114,443	$127,959
Restricted cash	69,006	67,458
RMBS, at fair value ($3,583,853 and $3,317,060 pledged as collateral, respectively)	3,755,632	3,503,326
Securitized mortgage loans (transferred to a consolidated VIE), at fair value	104,438	110,984
Other investment securities, at fair value ($34,228 and $11,515 pledged as collateral, respectively)	34,228	11,515
Other investments	40,561	—
Mortgage loans, at fair value ($13,602 and $0 pledged as collateral, respectively)	14,120	—
Investment related receivable ($168,705 and $21,959 pledged as collateral, respectively)	191,455	24,887
Interest receivable	10,455	10,396
Deferred financing costs, net	652	882
Derivative instruments, at fair value	11,642	53,315
Other assets	1,421	854

Total Assets	$4,348,053	$3,911,576

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$3,402,327	$3,034,058
Non-recourse securitized debt, at fair value	34,176	43,354
Investment related payable	76,105	—
Obligation to return cash held as collateral	2,546	38,654
Accrued interest payable	13,026	8,708
Derivative instruments, at fair value	8,949	4,610
Payable to related party	4,968	5,444
Dividends payable	18,305	16,812
Accounts payable, accrued expenses and other liabilities	1,699	2,335

Total Liabilities	$3,562,101	$3,153,975

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference)	$69	$69
Common stock, $0.01 par value, 450,000,000 shares authorized, 32,088,045 and 32,038,970 shares issued and outstanding, respectively	321	320
Additional paid-in-capital	793,274	792,010
Accumulated deficit	(7,712)	(34,798)

Total Stockholders’ Equity	785,952	757,601

Total Liabilities and Stockholders’ Equity	$4,348,053	$3,911,576

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Operations (in thousands – except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Interest Income:
RMBS	$36,436	$38,304	$144,529	$146,263
Securitized mortgage loans	1,856	2,313	7,900	8,267
Other	1,022	104	1,748	183

Total Interest Income	39,314	40,721	154,177	154,713

Interest Expense:
Repurchase agreements	(7,532)	(6,873)	(28,746)	(25,808)
Securitized debt	(368)	(486)	(1,640)	(1,794)

Total Interest Expense	(7,900)	(7,359)	(30,386)	(27,602)

Net Interest Income	31,414	33,362	123,791	127,111

Other Income/(Loss):
Realized gain/(loss) on sale of RMBS, net	7,480	(18,541)	(8,821)	(66,850)
Unrealized gain/(loss) on RMBS, net	6,024	(7,648)	91,290	(147,375)
Unrealized gain/(loss) on securitized debt	163	(541)	(124)	(954)
Unrealized gain/(loss) on securitized mortgage loans	(763)	4,038	1,683	3,950
Unrealized (loss) on mortgage loans	(9)	—	(9)	—
Unrealized gain/(loss) on other investment securities	(280)	219	(205)	335
Gain/(loss) on derivative instruments, net (includes ($18,628), ($174), ($39,379) and $50,373 of unrealized gains/(losses), respectively)	(25,005)	3,692	(88,527)	59,576
Other, net	74	4	82	76

Other Income/(Loss), net	(12,316)	(18,777)	(4,631)	(151,242)

Operating Expenses:
General and administrative (includes ($254), ($295), ($1,265) and ($1,047) of non-cash stock based compensation, respectively)	(2,964)	(3,127)	(11,905)	(11,501)
Management fee – related party	(2,840)	(2,928)	(11,200)	(11,579)

Total Operating Expenses	(5,804)	(6,055)	(23,105)	(23,080)

Net Income/(Loss)	$13,294	$8,530	$96,055	$(47,211)

Preferred Stock Dividends Declared	(3,450)	(3,450)	(13,800)	(13,800)

Net Income/(Loss) Allocable to Common Stock and Participating Securities	$9,844	$5,080	$82,255	$(61,011)

Earnings/(Loss) per Common Share – Basic and Diluted	$0.30	$0.16	$2.55	$(2.02)

Dividends Declared per Share of Common Stock	$0.45	$0.40	$1.71	$2.20

Reconciliations of Non-GAAP Financial Measures

Included in this press release are disclosures about the Company’s “operating earnings,” “operating earnings per share of common stock,” “effective levered asset yield” and “effective net interest rate spread” which measures constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company believes that the non-GAAP financial measures presented, when considered together with GAAP financial measures, provide information that is useful to investors in understanding the Company’s operating results. An analysis of any non-GAAP financial measures should be made in conjunction with results presented in accordance with GAAP.

Operating earnings and operating earnings per share of common stock presented exclude, as applicable: (i) certain realized and unrealized gains and losses recognized through earnings; (ii) non-cash equity compensation; (iii) one-time events pursuant to changes in GAAP; and (iv) certain other non-cash charges. Operating earnings is a non-GAAP financial measure that is used by the Manager to assess the Company’s business results.

While the Company has not elected hedge accounting under GAAP for its Swaps, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates. To present how the Company views its Swaps, the Company provides the “effective cost of funds” which is comprised of GAAP interest expense plus the interest expense component for Swaps. The interest expense component of the Company’s Swaps reflects the net interest payments made or accrued on its Swaps. The Company believes that the presentation of effective cost of funds is useful for investors as it presents the Company’s borrowing costs as viewed by management.

The Company believes that the non-GAAP measures presented provide investors and other readers of this press release with meaningful information to assess the performance of the Company’s ongoing business and believes it is useful supplemental information for both management and investors in evaluating the Company’s financial results. The primary limitation associated with operating earnings as a measure of the Company’s financial performance over any period is that such measure excludes, except for the net interest component of Swaps, the effects of net realized and unrealized gains and losses from investments and realized and unrealized gains and losses from derivative instruments. In addition, the Company’s presentation of operating earnings may not be comparable to similarly-titled measures of other companies, who may use different definitions or calculations for such term. As a result, operating earnings should not be considered as a substitute for GAAP net income as a measure of the Company’s financial performance or the Company’s liquidity under GAAP.

A reconciliation of the GAAP items discussed above to their non-GAAP measures for the three and twelve month periods ended December 31, 2014 and the three and twelve month periods ended December 31, 2013, are presented in the tables below.

(Table 7)

The following table reconciles net income allocable to common stockholders with operating earnings for the three months ended December 31, 2014 and December 31, 2013, respectively:

	Three months ended December 31, 2014		Three months ended December 31, 2013
($ amounts in thousands except share and per share data)	Per Share(1)		Per Share(1)
Net income allocable to common stockholders	$9,689	$0.30	$5,027	$0.16
Adjustments:
Realized (gain)/loss on sale of RMBS, net	(7,480)	(0.23)	18,541	0.58
Unrealized (gain)/loss on RMBS, net	(6,024)	(0.19)	7,648	0.24
Unrealized loss on derivative instruments, net	18,627	0.58	174	—
Realized (gain)/loss on Swap and Swaption terminations, net	1,885	0.06	(8,429)	(0.26)
Realized (gain) on TBA Contracts	(622)	(0.02)	—	—
Tax amortization of (loss) on Swaption terminations and expirations, net	(360)	(0.01)	—	—
Other unrealized (gain)/loss, net	889	0.03	(3,716)	(0.12)
Non-cash stock-based compensation expense	254	0.01	295	0.01

Total adjustments to arrive at operating earnings	7,169	0.23	14,513	0.45

Operating earnings	$16,858	$0.53	$19,540	$0.61

Weighted average shares of common stock	32,040		32,007

(1)	Reflects basic and diluted per share impact of each component presented.

(Table 8)

The following table reconciles net income allocable to common stockholders with operating earnings for the twelve months ended December 31, 2014 and December 31, 2013, respectively:

	Twelve months ended December 31, 2014		Twelve months ended December 31, 2013
($ amounts in thousands except share and per share data)	Per Share(1)		Per Share(1)
Net income allocable to common stockholders	$81,690	$2.55	$(61,416)	$(2.02)
Adjustments:
Realized loss on sale of RMBS, net	8,821	0.28	66,850	2.20
Unrealized (gain)/loss on RMBS, net	(91,290)	(2.85)	147,375	4.84
Unrealized (gain)/loss on derivative instruments, net	39,379	1.23	(50,373)	(1.65)
Realized (gain)/loss on Swap and Swaption terminations, net	22,502	0.70	(30,956)	(1.02)
Realized (gain)/loss on TBA Contracts	6,534	0.20	(281)	(0.01)
Tax amortization of (loss) on Swaption terminations and expirations, net	(702)	(0.02)	—	—
Other unrealized (gain), net	(1,345)	(0.04)	(3,331)	(0.11)
Non-cash stock-based compensation expense	1,265	0.04	1,047	0.03

Total adjustments to arrive at operating earnings	(14,836)	(0.46)	130,331	4.28

Operating earnings	$66,854	$2.09	$68,915	$2.26

Weighted average shares of common stock	32,028		30,444

(1)	Reflects basic per share impact of each component presented.

(Table 9)

The following table details Effective Net Interest Spread and Effective Levered Asset Yield at December 31, 2014:

	Agency RMBS	Non-Agency RMBS and Other Credit Investments	Securitized Mortgage Loans	Weighted Average
Asset Yield	2.9%	5.7%	8.0%	4.1%
Interest Expense	(0.3)	(1.9)	(3.1)	(0.9)
Cost of Swaps	(0.9)	—	(1.6)	(0.6)

Effective Net Interest Spread	1.7%	3.8%	3.3%	2.6%

Debt/Equity	9.5x	2.7x	1.8x	4.4x
Effective Levered Asset Yield	18.6%	16.1%	13.9%	15.3%